SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): November 10, 1998

                         NEWPORT NEWS SHIPBUILDING INC.
             (Exact name of registrant as specified in its charter)

         Delaware                     1-12385                74-1541566
(State or other jurisdiction        (Commission            (IRS Employer
   of Incorporation)                File Number)        Identification No.)

4101 Washington Avenue, Newport News, Va.                   23607-2770
(Address of principal executive offices)                    (Zip Code)

                                 (757) 380-2000
              (Registrant's telephone number, including area code)


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ITEM 5.                 Other Events.
                        On May 21, 1998, the Securities and Exchange Commission (the "SEC") adopted amendments to Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended (the "Rule"). Generally, under the Rule, a proxy may confer discretionary authority to vote on any matter in the event that, among other things, the Company did not receive notice of the matter at least 45 days before the month and day on which the Company's proxy materials were mailed for the prior year's annual meeting. For the Company's 1999 Annual Meeting of Stockholders, this date would be March 3, 1999 (45 days before April 17--the date that the Company's 1998 proxy materials were mailed).

The deadline under the Rule is in addition to the deadline for submission by a stockholder of business proposed to be brought before the Annual Meeting of Stockholders under the Company's Bylaws (as Amended and Restated October 12,
1998). The Company's Bylaws require, among other things, that, for any matter to be properly brought before the Annual Meeting of Stockholders, proper notice be received by the Secretary of the Company at the Company's principal executive offices not later than the close of business on the seventieth day nor earlier than the close of business on the ninetieth day prior to the first anniversary of the preceding year's Annual Meeting of Stockholders. For the Company's 1999 Annual Meeting of Stockholders the relevant dates under the Company's Bylaws would be not later than March 6, 1999, nor earlier than February 14, 1999.

The requirement under the Rule is also in addition to the deadline under SEC Rule 14a-8(c) for submission of matters to be considered for inclusion in the Company's proxy statement (December 18, 1998 for the 1999 Annual Meeting of Stockholders).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

November 12, 1998                       NEWPORT NEWS SHIPBUILDING INC.


                                        /s/    Stephen B. Clarkson SBC
                                        ----------------------------------
                                        By:   Stephen B. Clarkson
                                        Vice President, General Counsel and
                                        Secretary